                                                                    EXHIBIT 10.4



                      $40,000,000 REVOLVING LINE OF CREDIT
                       LOAN AGREEMENT WITH THIRD NATIONAL
                    BANK IN NASHVILLE DATED OCTOBER 14,1994,
                        (THE "REVOLVING LOAN AGREEMENT")

            AMENDMENT TO REVOLVING LOAN AGREEMENT DATED JUNE 30, 1995

       SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT DATED OCTOBER 11, 1995

                THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT DATED
                                 AUGUST 1, 1996

      FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT DATED JANUARY 31, 1997

                                                                    EXHIBIT 10.4





                                 LOAN AGREEMENT



                                 By and Between



                           SOFAMOR DANEK GROUP, INC.



                                      and



                        THIRD NATIONAL BANK IN NASHVILLE





$40,000,000.00                                                October 14, 1994

                                     INDEX

Article I.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Article II.  The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         Section 2.01  The Revolving Credit Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.02. Term Loan Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.03. Borrowing Procedure under Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.04. Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.05. Participation Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.06. Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.07. Conditions of Lending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.08. Term of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.09. Right of Offset, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.10. Non-Use Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Article III.  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 3.01. Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Article IV.  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 4.01. Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 4.02. Corporate Power and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 4.03. Binding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 4.04. No Legal Bar or Resultant Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 4.05. No Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.06. Liabilities and Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.07. Taxes; Governmental Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.08. Title, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.09. No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.10. Compliance with Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.11. Significant Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.12. No Material Misstatements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.13. Financial Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Article V. Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         Section 5.01. Initial Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.02. All Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Article VI.  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 6.01  Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.02. Certificates of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         Section 6.03. Taxes and Other Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.04  Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.05. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.06. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.07. Right of Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.08. Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.09. ERISA Information and Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.10. Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.11. Acquired Subsidiaries' Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VII.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         Section 7.01. Debts, Guaranties, and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.02. Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.03. Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.04. Dividends, Distributions, and Redemptions; Issuance of Stock . . . . . . . . . . . . . . . . .  15
         Section 7.05. Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.06. Mergers, Dispositions, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.07. Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.08. Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.09. No Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.10. Prepayment of Other Debts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.11. Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.12. Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Article VIII.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         Section 8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.02.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.03.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Article IX.  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 9.02.  Deviation from Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 9.03.  Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.04.  Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.05.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.06.  Renewal, Extension, or Rearrangement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.07.  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.08.  Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.09.  Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.10.  Nature of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.11.  Governance; Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 9.12.  Titles of Articles, Sections, and Subsections . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 9.13.  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         Section 9.14.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 9.15.  Application of Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 9.16.  Costs, Expenses, and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 9.17.  Governing Law;  Consent to Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 9.18.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 9.19.  Entire Agreement; No Oral Representations Limiting Enforcement  . . . . . . . . . . . . . . .  22
         Section 9.20.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                 LOAN AGREEMENT

     This Loan Agreement is executed by SOFAMOR DANEK GROUP, INC., an Indiana corporation ("Borrower") and THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("Lender"), as of the 14th day of October, 1994.

                                   RECITALS:

A. Borrower has previously executed that certain $25,000,000 Line of Credit Note dated June 23, 1994 as amended by a First Amendment to Line of Credit Note dated July 28, 1994, and as amended by a Second Amendment to Line of Credit Note dated September 29, 1994 (the "Interim Note") in favor of Lender as the holder thereof.

B. Borrower and Lender are entering into this Loan Agreement to advance additional credit to Borrower and, a portion of such credit shall be used to prepay the Interim Note.

         NOW, THEREFORE, Borrower and Lender agree as follows:

Article I.  Definitions.

     As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

                 "Adjusted LIBOR Rate" means the LIBOR Rate adjusted to include (if imposed upon Lender) the cost, in basis points, of any applicable reserve requirements of the Board of Governors of the Federal Reserve System (or any successor), applicable to "Eurocurrency Liabilities" pursuant to Regulation D or other then-applicable regulations of the Board of Governors.

                 "Advance" means any extension of credit made pursuant to this Agreement and/or the Note. The terms "Advance" and "Loan" (or the plural forms thereof) are used interchangeably in this Agreement.

                 "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower, or (iii) of which 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is beneficially owned or held by the Borrower or another Affiliate.

                 "Agreement" means this Loan Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

                 "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

                 "Closing" means the time and place of the execution and/or delivery of the Loan Documents.

                 "Closing Date" means the 14th day of October, 1994.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Conditions Precedent" means (unless waived in writing by Lender) those matters or events that must be completed or must occur or exist prior to Lender's being obligated to fund any Advance, including, but not limited to, those matters described in Article V hereof.

                 "Debt" means, with respect to any Person, without duplication,
         (a) the Indebtedness and all other indebtedness which in accordance with GAAP would be classified on a balance sheet as indebtedness for the repayment of borrowed money, (b) all indebtedness, contingent or otherwise, for reimbursement of drafts drawn or available to be drawn under letters of credit, (c) all deferred indebtedness which in accordance with GAAP would be classified on a balance sheet as indebtedness, for the payment of the purchase price of property or assets purchased, (d) all capitalized lease obligations classified as such under current criteria of FASB No. 13, (e) all guaranties, and (f) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt. Each subsection's determination of "Debt" under this paragraph shall constitute indebtedness only if so classified under GAAP. The definition of "Debt" shall exclude checks and drafts endorsed for collection in the ordinary course of business.

                 "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.

                 "Determination Date" means the day three Business Days before the date fixed for a prepayment.

                 "Financial Statements" means (i) the financial statement or statements of Borrower described or referenced in Section 6.01 hereof and delivered to Lender pursuant to this Agreement.

                 "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on March 31, June 30, September 30, and December 31.

                 "Fiscal Year" means any twelve-month accounting period ending December 31.

                 "GAAP" means generally accepted accounting principles applied on a consistent basis.

                 "Guarantor" and "Guarantors" mean each and all of the Significant Subsidiaries of Borrower.

                 "Guaranty" and "Guaranties" mean each and all of the guaranty agreements executed by Guarantors in favor of Lender, in form and substance as set forth in Exhibit B.

                 "Indebtedness" means any and all amounts and liabilities owing or to be owing by Borrower to Lender from time to time whether now existing or hereafter incurred, in connection with this Agreement and/or the Note.

                 "Liabilities" means, with respect to any Person, all Debt and all other items (including without limitation taxes accrued as estimated) that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

                 "LIBOR Rate" means the LIBOR rate of interest reported by the Telerate Computer Service to which Lender subscribes, for 30-day periods, as such rate changes daily. The LIBOR Rate shall be determined on the day of any borrowing hereunder to which the LIBOR Rate Option applies, and on the first (1st) day of each month thereafter (and such rate shall be "fixed" for the periods beginning on the date of borrowing, or the first day of each month, whichever is applicable, and ending on the last day of such month). The LIBOR Rate may vary from month to month.

                 "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes.

                 "Loan" or "Loans" means any borrowing by Borrower under this Agreement, including any renewal, amendment, extension, or modification thereof.

                 "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Note, the Negative Pledge, the Guaranties, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender's request.

                 "Maturity Date" means October 15, 1995, with respect to the Revolving Credit Loan (unless the Maturity Date is extended in writing by the Lender) and with respect to a Term Loan, the 1, 2, or 3-year period elected by Borrower in writing pursuant to the provisions of
         Section 2.02 herein.

                 "Maximum Amount" means the principal amount of $40,000,000, which is the maximum principal amount that may be outstanding at any time under the Loan.

                 "Negative Pledge" means that certain Negative Pledge Agreement dated as of the date hereof executed by Borrower and the Significant Subsidiaries in favor of Lender, including all amendments and restatements thereof.

                 "Net Income" means (for any period of computation thereof) the consolidated net income before extraordinary items (but after giving effect to the credit resulting from tax loss carry forwards) of the Borrower for any period determined in conformity with GAAP.

                 "Note" means that certain Promissory Note in the form as set forth in Exhibit A hereto, in the principal amount of up to $40,000,000.00, including all amendments, extensions, increases and restatements thereto and thereof, and all replacement and substitute notes therefor.

                 "Obligations" means all of Borrower's undertakings in the Loan Documents including, but not limited to, all agreements, representations, warranties, and covenants. The term "Obligations" includes the Indebtedness.

                 "Offering Proceeds" means all net cash proceeds or the net fair market value of any tangible assets derived by Borrower or any Significant Subsidiary through the issuance of any equity security (other than in connection with any employee benefit plan or compensatory arrangement generally available to employees).

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

                 "Prepayment Premium" means as of any Determination Date, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Term Loan, the excess, if any, of (a) the present value of the principal and interest payments to be foregone by any prepayment (exclusive of accrued interest on such Term Loan through the date of prepayment) for such Term Loan to be prepaid, determined by discounting (monthly on the basis of a 360-day year composed of twelve 30-day months), such payments at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of such Term Loan then to be prepaid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable with respect to such Term Loan, the Prepayment Premium shall be zero.

                 "Principal Office" means the principal office of the Lender located at 201 Fourth Avenue North, Nashville, Tennessee 37219.

                 "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

                 "Reinvestment Yield" means, with respect to a Term Loan Rate Option determined by reference to U.S. Treasury yields, the yield as set forth on page "USD" of the Bloomberg Financial Markets Service at 10:00 a.m. (Chicago time) on the Determination Date for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to the applicable Maturity Date of the Term Loan then being prepaid, rounded to the nearest month, or if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities-Treasury Constant Maturities" (the "statistical release") for the maturity corresponding to the remaining Weighted Average Life to the applicable Maturity Date of the Term Loan then being prepaid as of the date of such prepayment rounded to the nearest month. If no maturity exactly corresponding to such rounded Weighted Average Life to the applicable Maturity Date shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to the applicable Maturity
         Date) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month). Reinvestment Yield means, with respect to a Term Loan Rate Option determined by reference to Federal Home Loan Bank funds, the yield as set forth on the Weekly Summary of FHLB Advance Rates on the Determination Date for advances having a maturity equal to the Weighted Average Life to the applicable Maturity Date of the Term Loan then being prepaid. For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used.

                 "Revolving Credit Loan" means the Advances made on a revolving credit basis under the Note, excluding the amounts converted to a Term Loan under Section 2.02 hereof.

                 "Share Repurchase Plan" means that certain Stock Repurchase Program approved by the Board of Directors of Borrower on April 20, 1994.

                 "Significant Subsidiary" means any Subsidiary which has gross assets (based on undepreciated historical cost) aggregating $250,000 or more at any time (excluding Subsidiaries whose sole material assets consist of stock in another Subsidiary). As of the date hereof, the Significant Subsidiaries are the following Subsidiaries:

                          Danek Medical, Inc.
                          Warsaw Orthopedic, Inc.
                          Sofamor Danek Japan K.K.
                          Sofamor Danek GmbH
                          Sofamor Danek Asia Pacific Limited
                          Sofamor S.N.C.
                          Sofamor Italia S.r.l.
                          Sofamor Iberica S.A.

                 "Subsidiary" means any corporation (or other entity) of which fifty-one percent (51%) or more of the issued and outstanding voting stock (or other ownership interest therein) is owned or controlled directly or indirectly, by the Borrower and/or by one or more of any Subsidiaries of the Borrower.


                 "Tangible Net Worth" means (i) the aggregate amount of all assets of the Borrower as may properly be classified as such under GAAP, other than goodwill and such other assets as are properly classified as "intangible assets" in accordance with GAAP, less (ii) the aggregate amount of all Liabilities of the Borrower as may properly be classified under GAAP. The net amount raised by Borrower in an equity offering will be included in determining Borrower's Tangible Net Worth for purposes of the financial covenant set forth in Section 7.12
         (c) of this Agreement.

                 "Term Loan" means the portion of the Revolving Credit Loan converted to a Term Loan by Borrower under the provisions of Section
         2.02 hereof.

                 "Term Loan Rate" or "Term Loan Rate Option" means one of the following rates as selected by Borrower under Section 2.02: (i) a floating rate equal to three-quarters of one percent (.75%) per annum above the 30- day Adjusted LIBOR Rate as such rate may change from time to time; (ii) a fixed rate equal to one and two- tenths of one percent (1.2%) in excess of the Federal Home Loan Bank Board's "Fixed Rate Advances" rate applicable to the average life (as determined by the weighted maturity of the applicable Term Loan) of the Term Loan for amounts of $1,000,000 and integral multiples thereof (provided, however, this option shall be available only if Federal Home Loan Bank Board funds are available to Lender in the amount converted to a Term Loan by Borrower); or (iii) one and three-tenths of one percent (1.3%) in excess of the 1-year, 2-year, or 3- year (determined by the maturity of the applicable Term Loan) U.S. Treasury yield (as published by the Wall Street Journal) for amounts of $1,000,000 and integral multiples thereof. The fixed Term Loan Rate under subsections (ii) and (iii) of this paragraph shall be determined on the first Business Day following Lender's receipt of Borrower's written election to convert all or a portion of the outstanding Advance(s) of the Revolving Credit Loan to a Term Loan.

                 "Trailing Four Quarter Basis" means, with respect to any date, the period that includes the twelve previous consecutive months of Borrower (on a consolidated basis) ending the applicable date set forth herein.

                 "Voting Stock" means securities of any class of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                 "Weighted Average Life to Maturity" means as applied to any payment or prepayment of principal of the Term Loan, at any date, the number of years obtained by dividing (a) the principal amount of the Term Loan to be paid or prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by virtue of such payment or prepayment, by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such required payment.

Article II.  The Loan.

         Section 2.01 The Revolving Credit Loan. Subject to the conditions and pursuant to the terms of the Loan Documents, and in reliance upon the representations, warranties and covenants set forth in the Loan Documents, Lender agrees to make Advances to Borrower on a revolving credit basis as a Revolving Credit Loan pursuant to the Note in the aggregate principal amount of up to $40,000,000, less any amounts converted to a Term Loan under Section 2.02 hereof. Each Advance hereunder as a Revolving Credit Loan, shall bear interest from the date of such Advance at the 30-day Adjusted LIBOR Rate plus .625% per annum, as such rate may change from time to time, until the Maturity Date or until the principal amount of any such Advance(s) is converted to a Term Loan. The terms, and provisions of repayment of the Revolving Credit Loan shall be as set forth in the Note. Each of the provisions of the Note are incorporated herein by reference. Interest on the Revolving Credit Loan shall be paid on the first Business Day of each month in arrears commencing November 1, 1994. The Revolving Credit Loan shall mature on the Maturity Date, at which time all outstanding principal, accrued interest and fees (if any) under the Revolving Credit Loan will be immediately due and payable. The Maximum Amount available under the Revolving Credit Loan shall be automatically reduced by any amounts that the Borrower converts to a Term Loan hereunder.

         Section 2.02. Term Loan Option. From time to time until the Maturity Date of the Revolving Credit Loan, Borrower shall have the option to convert all or a portion of the outstanding principal amount of any Advance(s) previously made on a revolving credit basis to a term loan (the "Term Loan(s)"). The principal amount of such Term Loan(s) shall be amortized by equal quarterly payments of principal over a one, two, or three-year period (commencing on the first day of a calendar quarter following such conversion to a Term Loan) as elected by Borrower. Borrower shall exercise its option to convert a revolving credit Advance to a Term Loan in writing by delivery of a certificate in the form set forth in Exhibit E, delivered to Borrower at least three (3) Business Days prior to such conversion, specifying (i) the amount of the Term Loan; (ii) the maturity date of the Term Loan (which shall be 1, 2, or 3-years from the first day of the calendar quarter following the date of such conversion); (iii) the Term Loan Rate Option elected by Borrower. Borrower shall have the right to exercise its option to convert an Advance (previously made on a revolving credit basis) to a Term Loan from time to time (until the Maturity Date of the Revolving Credit Loan) in minimum denominations of $1,000,000 and integral multiples thereof. Each Term Loan will mature on the applicable Maturity Date of the Term Loan, at which time all outstanding principal, accrued interest, fees and other charges (if any) under the Term Loan will be immediately due and payable. The Term Loan will bear interest at the Term Loan Rate Option as elected by Borrower until its Maturity Date. The terms and provisions of repayment of the Term Loan shall be as set forth in the Note. Interest and principal shall be payable quarterly commencing on the first Business Day of the calendar quarter following the conversion to a Term Loan.

         Section 2.03. Borrowing Procedure under Loan. Until the Maturity Date of the Revolving Credit Loan, the Borrower shall give the Lender written or telephonic notice of the proposed borrowing prior to 1:00 p.m. Central Standard (or Daylight) Time on the Business Day of such borrowing. The following persons are authorized to request an Advance: E. Ron Pickard, C.E.O., James J. Gallogly, President, Laurence Y. Fairey, Chief Financial Officer, J. Mark Merrill, Treasurer, or Jack B. Pearson, Jr., Assistant Treasurer. The Lender shall make the Loan by wiring such Advance pursuant to the instructions of the Borrower, or at the option of the Borrower, by depositing the funds being advanced into the Borrower's operating account with the Lender no later than the close of the Lender's business on the next Business Day. The giving of notice by the Borrower that it is requesting the Loan shall constitute a warranty by the Borrower that, as of the date notice is given and as of the date the Advance is made, the officers of the Borrower do not have knowledge of any Event of Default as defined herein; and that as of such dates, the representations and warranties contained in Article IV are and will be true and correct, except as to changes occurring after the date of this Agreement caused by transactions permitted under this Agreement or as approved in writing by Lender.

         Section 2.04. Prepayment Penalty. The outstanding principal amount of a Term Loan may be prepaid, in whole or in part, at any time prior to its maturity upon ten (10) days prior written notice to Lender. Each partial prepayment shall be in a principal amount of not less than $500,000 and integral multiples of $100,000 in excess thereof. Any Term Loan to which a fixed interest rate described in Section 2.02 of the Loan Agreement applies, if prepaid, shall be subject to a Prepayment Premium. The Prepayment Premium shall be due and payable on the first Business Day subsequent to any such prepayment, whether prepayment has been made at the option of the Borrower or upon acceleration. Any prepayment shall be applied first to the interest accrued on the outstanding principal balance of the Term Loan, and the remainder, if any, shall be applied to reduce the outstanding principal balance of the Term Loan in the inverse order of maturity. If Borrower prepays any portion of a Term Loan without specifying whether the prepayment shall be applied to amounts bearing interest at a LIBOR Rate or a fixed rate, such prepayment(s) shall be deemed to apply (after application to fees and other charges and accrued interest) first to the fixed rate Term Loan, then to a LIBOR rate Term Loan.

         Section 2.05. Participation Agreements. Lender may, at any time enter into participation agreements with one or more participating banks or other institutions, whereby Lender may sell all or a portion of this Loan.

         Section 2.06. Use of Proceeds. The proceeds of the Loan hereunder shall be used by the Borrower for general corporate purposes, including without limitation, the financing of the acquisition of entities (subject to approval by Lender under Section 7.07 hereof) by Borrower, the repayment of the Interim Facility, for Borrower's capital expenditures and working capital purposes, and for repurchase of Borrower's common stock pursuant to the terms of the Share Repurchase Plan.

         Section 2.07. Conditions of Lending. Notwithstanding any other provision of this Agreement, the Lender shall not be obligated or required to make any Advance under the Note unless each of the Conditions Precedent set forth in this Agreement has been satisfied at the time the Advance is made or such Conditions Precedent are waived by Lender in writing.

         Section 2.08. Term of Agreement. This Agreement shall be binding on the Borrower so long as any portion of the Obligations described herein remains outstanding.

         Section 2.09. Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender may otherwise have, the Lender (and any participant of this Loan under Section 2.05) shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on the Obligations hereunder which is not paid when due by reason of a failure by the Borrower to make any payment when due to the Lender (regardless whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

         Section 2.10. Non-Use Fee. As additional consideration for the Lender's commitment to make the Loan hereunder and reservation of monies to fund the Loan, the Borrower shall pay to the Lender on the first Business Day of each Calendar Quarter, a fee in the amount of .125% per annum of the average daily unused portion of the Maximum Amount of the Revolving Credit Loan during the prior calendar quarter.


Article III.  Guaranties.

         Section 3.01. Guarantors. Repayment of all of the Indebtedness and performance of the Obligations shall be guaranteed by the Guarantors pursuant to guaranty agreements in substantially the form as set forth in Exhibit B, subject to the provisions of Section 6.11 hereof.

Article IV.  Representations and Warranties.

     To induce Lender to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Lender that as of the date hereof and as of the Closing Date:

         Section 4.01. Organization and Qualification. Borrower is a corporation duly organized and existing under the laws of the State of Indiana, each of its Subsidiaries is a corporation duly organized and existing under the laws of its jurisdiction of incorporation, and Borrower and each of the Subsidiaries is qualified to do business in all jurisdictions in which it conducts its business, the failure to qualify in which would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

         Section 4.02. Corporate Power and Authorization. Borrower is duly authorized and empowered to execute, deliver, and perform under all Loan Documents to which it is a party; and all other corporate and/or shareholder action required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         Section 4.03. Binding Obligations. This Agreement is, the Note, and the other Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws relating to enforcement of creditors' rights and general equity principles which may limit the specific enforcement of certain remedies herein.

         Section 4.04. No Legal Bar or Resultant Lien. The Borrower's execution, delivery and performance of the Loan Documents to which it is a party do not constitute a default under, and will not violate any provisions of the articles of incorporation or bylaws of Borrower, any contract, agreement, law, regulation, order, injunction, judgment or decree to which Borrower is subject, or result in the creation or imposition of any Lien upon any Properties of Borrower, other than those contemplated by the Loan Documents, which violation, creation or imposition would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and its Subsidiaries on a consolidated basis, or on the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

         Section 4.05. No Consent. Borrower's execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person, which has not been obtained.

         Section 4.06. Liabilities and Litigation. Except as described in Exhibit G, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries, not fully covered by insurance (except for deductibles allowable herein), that may materially and adversely affect the business or the Properties of the Borrower and its Subsidiaries on a consolidated basis, the ability of Borrower to carry out the terms of the Loan Documents, or the ability of Borrower and its Subsidiaries on a consolidated basis, to carry on its/their business as now conducted.

         Section 4.07. Taxes; Governmental Charges. Subject to Borrower's right to contest taxes and assessments in Section 6.03 hereof, Borrower has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of its Properties or income, which are due and payable, in each case the failure to file or pay which would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Subsidiaries on a consolidated basis, or on the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

         Section 4.08. Title, Etc. Borrower has good title to its owned Properties, free and clear of all liens except those referenced or reflected in the Financial Statements described in Section 4.13 hereof.

         Section 4.09. No Default. Borrower is not in default in any respect that materially adversely affects its business, Properties, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower is a party or by which it or its Properties are bound. No party to any such indenture, mortgage, deed of trust, credit agreement, note, agreement or other instrument has declared a default thereunder which default would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Subsidiaries on a consolidated basis.

         Section 4.10. Compliance with Laws, Etc. Borrower is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any of its respective Properties, is subject, which violation would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Subsidiaries on a consolidated basis, or on the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents. Borrower is in compliance in all material respects with the applicable provisions of ERISA. The Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA, and the Borrower has not incurred any material liability to

PBGC in connection with any plan, which deficiency or liability would be materially adverse to the business, Properties, financial condition or operations of the Borrower and its Subsidiaries, on a consolidated basis.

         Section 4.11. Significant Subsidiaries. As of the date hereof, Borrower has no Significant Subsidiaries other than the Significant Subsidiaries set forth under the definition of "Significant Subsidiary" in Article I of this Agreement.

         Section 4.12. No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement, contains as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         Section 4.13. Financial Statement. The consolidated financial statements dated December 31 1993, and June 30, 1994 previously delivered by Borrower to Lender fairly and accurately presents the financial condition of Borrower and its Subsidiaries as of such date and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of that financial statement, there has been no material, adverse change in the financial condition of the Borrower and its Subsidiaries.

Article V. Conditions Precedent.

         Section 5.01. Initial Conditions. Lender's obligation to extend credit hereunder is subject to the Conditions Precedent that Lender shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date, in form and substance satisfactory to Lender and its counsel:

                  (a) Note and Loan Documents. The Note of Borrower payable to the order of Lender, the Guaranties, the Negative Pledge in the form attached hereto as Exhibit D, and all other Loan Documents;

                  (b) Evidence Of All Corporate Action By The Borrower. Certified copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

                  (c) Incumbency Certificate Of The Borrower. A certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

                  (d) Opinion of Counsel For the Borrower and the Guarantors. An opinion of counsel for the Borrower and the Guarantors in form and substance satisfactory to the Lender.

                  (e) Evidence Of All Corporate Action By The Guarantors. Certified (as of the date of delivery of their respective Guaranties) copies of all corporate action taken by the Guarantors, authorizing the execution, delivery, and performance of their respective Guaranties;

                  (f) Incumbency Certificates Of The Guarantors. A certificate of the secretary or assistant secretary of each of the Guarantors, certifying the names and true signatures of the officers of the Guarantors authorized to sign the respective Guaranties;

                  (g) Other Opinions, Approvals And Documents. The Lender shall have received such other approvals, opinions or documents as the Lender or its counsel may reasonably request;

                  (h) No Material Adverse Change. No material adverse changes in the financial or other condition of Borrower or any of the Guarantors shall have occurred since the date of this Agreement which, in the opinion of Lender, is likely to materially adversely affect the ability of Borrower to perform its obligations under this Agreement, or of the Guarantors to perform their obligations under the Guaranties;

                  (i) Certificates of Good Standing. Certificates of good standing of Borrower and each Guarantor from the states (or other jurisdiction) of their incorporation and each state (or other jurisdiction) in which Borrower and each Guarantor has qualified to do business and is doing business;

                  (j) Charter and By-Laws. Copies of Borrower's and Guarantors' by-laws and articles of incorporation, certified by the secretary of Borrower or the respective Guarantor, as being true and complete copies of the current by-laws, articles of incorporation of Borrower, and the Guarantors, as applicable;

                  (k) Evidence of Insurance. Evidence of insurance as required by Section 6.06 herein.

         Section 5.02. All Borrowings. The Lender's obligations to extend credit under the Note are subject to the following additional Conditions Precedent which shall be met when an Advance is requested: (a) The representations of the Borrower contained in Article IV are true and correct as of the date of the requested Advance, with the same effect as though made on the date additional funds are advanced; (b) There has been no material adverse change in the Borrower's financial condition since the date of the last borrowing hereunder;
(c) No Event of Default has occurred and continues to exist; (d) No material litigation (not disclosed in writing by the Borrower to the Lender prior to the date of the execution and delivery of this Agreement) is pending or known to be threatened against the Borrower, which is includable on Borrower's Financial Statements by its auditors in accordance with GAAP, materially adversely affecting the financial position or business of the Borrower and its Subsidiaries on a consolidated basis or impairing the ability of the Borrower or the Guarantors to perform their obligations under this Agreement or any other Loan Documents.

Article VI.  Affirmative Covenants.

         Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Indebtedness shall have been finally paid in full and all Obligations shall have been fully paid and discharged, Borrower shall:

         Section 6.01 Financial Statements and Reports.  Furnish to Lender:

                  (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, from the present independent certified public accountants of Borrower or by such other firm of independent public accountants as may be designated by Borrower and be reasonably satisfactory to the Lender, the audited consolidated Financial Statements of the Borrower and its Subsidiaries setting forth the audited consolidated balance sheets (and unaudited consolidating balance sheets prepared by Borrower) of Borrower and its Subsidiaries at the end of such year, and the audited consolidated statements of income, cash flow and retained earnings (and unaudited consolidating statements of income, cash flows, and retained earnings) prepared by Borrower of Borrower and its Subsidiaries for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year;

                  (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the unaudited consolidated and consolidating statement of income of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the close of such quarter, all certified by the chief financial or chief accounting officer of the Borrower as being true and correct to the best of his or her knowledge;

                  (c) Annual Budgets. Within thirty (30) days after its Fiscal Year end, annual budgets and projections for the ensuing Fiscal Year; and

                  (d) Securities and Exchange Filings. At the same time as they are filed with the Securities and Exchange Commission, copies of Borrower's 10-Q and 10-K reports and any other filings made with the Securities and Exchange Commission.

                  (e) Other Information. With reasonable promptness, such other information as Lender may from time to time reasonably request.

All such balance sheets and other Financial Statements referred to in Sections 6.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

         Section 6.02. Certificates of Compliance. (a) Annual and Quarterly Certificates. Concurrently with the furnishing of the annual Financial Statements pursuant to Section 6.01(a) hereof and the quarterly Financial Statements pursuant to Section 6.01(b) hereof, furnish or cause to be furnished to Lender a certificate of compliance in the form of Exhibit C hereto, certified by the president or chief accounting or financial officer of the Borrower, stating that neither such officer nor the Borrower has obtained knowledge of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default or, if such officer or the Borrower has obtained such knowledge, disclosing the nature, details, and period of existence of such event.

         Section 6.03. Taxes and Other Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien (other than Liens permitted under Section 7.02) upon any or all of its Property, the failure to pay which might have material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower shall establish reserves therefor adequate under GAAP.

         Section 6.04 Maintenance.

                  (a) Maintain its corporate existence;

                  (b) Maintain its Property in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may in all respects material to the business, financial condition or operations of the Borrower and its Subsidiaries on a consolidated basis, be conducted properly and efficiently at all times.

         Section 6.05. Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 6.06. Insurance. Maintain and continue to maintain, with financially sound and reputable insurors, insurance reasonably satisfactory in type, coverage and amount to Lender against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Such insurance presently includes: (i) general liability insurance with a total limit of $2,000,000 and an each event limit of $1,000,000; (ii) umbrella excess liability protection total limit coverage of $5,000,000 and an each event limit of $5,000,00; (iii) property and casualty insurance in amounts of at least $47,000,000 for its Indiana and Memphis facilities (including earthquake insurance of $5,000,000 for the Indiana facility and the Memphis facility); (iv) $15,000,000 excess "difference in conditions" policy including flood and earthquake for the Memphis facility; and (v) products liability insurance with coverage of no less than $20,000,000 for U.S./Canada operations, with deductibles not greater than $75,000 per occurrence and $500,000 in the aggregate and coverage for non-U.S./Canada operations of 80,000,000 French Francs with deductibles not greater than 100,000 French Francs per occurrence and 500,000 French Francs in the aggregate. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and at least annually will furnish Lender copies of the applicable policies or insurance binders evidencing such insurance.

         Section 6.07. Right of Inspection. Permit any officer, employee, or agent of Lender to visit and inspect any of the Property of Borrower, to examine Borrower's books of record and accounts, to take copies and extracts from such books of record and accounts, all at such reasonable times and upon reasonable notice.

         Section 6.08. Notice of Certain Events. Promptly notify Lender if Borrower learns of the occurrence of (i) any event that constitutes an Event of Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of Borrower or of any security (as defined under the Securities Act of 1933, as amended) of Borrower, representing Debt in excess of $500,000, with respect to a claimed default, together with a detailed statement by an officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting Borrower, not covered by insurance (which are included on Borrower's Financial Statements by its auditors in accordance with GAAP) which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower; or (iv) any dispute between Borrower and any governmental or regulatory authority or any other person, entity, or agency which, if adversely determined, might materially interfere with the normal business operations of Borrower; or
(v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document.

         Section 6.09. ERISA Information and Compliance. Comply in all respects in which noncompliance might cause a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis, with the Employee Retirement and Income Security Act ("ERISA") and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall provide Lender with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         Section 6.10. Management. Give notice to Lender of any change in the senior management of Borrower. The term "senior management" shall include only Borrower's President, Chairman, Chief Financial Officer or Treasurer.

         Section 6.11. Acquired Subsidiaries' Guaranties. In the event a Subsidiary has assets sufficient to be defined as a Significant Subsidiary subsequent to the date hereof, or in the event of the acquisition of a Subsidiary by Borrower subsequent to the date hereof which has assets sufficient to be defined as a Significant Subsidiary, cause each new Significant Subsidiary to execute a Guaranty (in the form attached as Exhibit B) and deliver to Lender the related articles of incorporation, bylaws, certificates of good standing, certificates of incumbency, and all other applicable items described in Article V related thereto, within 90 days after the occurrence of such event.

ARTICLE VII.  Negative Covenants.

     Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the Indebtedness has been paid and satisfied in full, unless Lender shall otherwise first consent in writing, Borrower will not, and will not allow or suffer any of its Significant Subsidiaries to,:

         Section 7.01. Debts, Guaranties, and Other Obligations. Incur, create, assume, suffer to exist or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article, the foregoing prohibitions shall not apply to: (a) any Debt (and refinancings thereof) reflected on Borrower's financial statements for the periods ending December 31, 1993 and June 30, 1994; (b) indebtedness incurred under this Agreement or any other loan agreement between Borrower and Lender; (c) trade indebtedness incurred in the ordinary course of business not to exceed amounts historically and customarily incurred by Borrower (or its Significant Subsidiaries, as applicable); (d) any subordinate indebtedness in form, amount and substance reasonably approved in advance in writing by the Lender (which approval shall not be unreasonably withheld) and subordinated by subordination agreements reasonably satisfactory to Lender; (e) Debt of a corporation acquired by the Borrower or a Significant Subsidiary subsequent to the date of this Agreement, which Debt was incurred prior to such acquisition and is outstanding on the date of such acquisition; (f) intercompany Debt arising solely among Borrower and its Subsidiaries that is not otherwise prohibited under Section
7.09 of this Agreement; and (g) other indebtedness (including final judgments not covered by insurance and capital expenditures of Borrower and its Significant Subsidiaries) not to exceed $5,000,000.00 in the aggregate for Borrower and its Subsidiaries, excepting such other indebtedness approved by Lender in writing. Lender's response to a request for additional indebtedness under this Section shall be delivered within fifteen (15) business days after receipt of Borrower's written request.

     Section 7.02. Liens. Grant any Lien in, or otherwise encumber, any of its Properties or assets or permit any of the Significant Subsidiaries to grant any Lien in, or otherwise encumber, any of such Significant Subsidiary's Properties or assets, except for (i) Liens now existing (including Liens existing on the date of acquisition of any corporation subsequently acquired by Borrower as a Significant Subsidiary in accordance with this Agreement); (ii) liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings; (iii) Liens arising in favor of the Lender; (iv) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance, old age pensions, social security and public liability laws and similar legislation; (v) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendor's liens, incurred in the ordinary course of business; (vi) zoning restrictions, easements, licenses, reservations, restrictions on the use or transfer of real property which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Significant Subsidiaries taken as a whole, or materially impair the use of such property or assets in the operations of the business of the Borrower or any Significant Subsidiary; (vii) attachment, judgment or similar liens so long as the finality of any judgments related thereto in excess of $250,000.00 in the aggregate is being contested in good faith, and for which adequate reserves have been provided in the financial statements of the Borrower; (viii) liens securing any property for rent or hire or any deferred purchase price for any property; (ix) liens arising from set offs; and (x) renewals and extensions of liens described in subsections (i) through (ix) above.

         Section 7.03. Investments. Subject to any limitations otherwise provided in this Agreement but excepting transactions allowed under Section 7.07 hereof, make investments in any Person, except that, the foregoing restriction shall not apply to: (a) investments in direct obligations of the United States of America or any agency thereof; (b) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality; (c) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (b) above; and (d) investments made pursuant to the Investment Policy of Borrower dated August of 1994 (or amendments or restatements thereof without material changes in risk) which is attached hereto as Exhibit F.

         Section 7.04. Dividends, Distributions, and Redemptions; Issuance of Stock. Declare or pay any dividend (other than dividends payable solely in common stock of Borrower or dividends payable from a Subsidiary to Borrower), or purchase, redeem, or otherwise retire or acquire for value any of its stock now or hereafter outstanding, except pursuant to the Share Repurchase Plan, or return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, in excess of Fifty percent (50%) of the aggregate Net Income (as defined in accordance with GAAP) of Borrower and its Subsidiaries, on a consolidated basis, for such Fiscal Year.

         Section 7.05. Nature of Business. Suffer or permit any material adverse change to be made in the character of its business as carried on at the Closing Date.

         Section 7.06. Mergers, Dispositions, Etc. (a) Sell, assign, lease, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property, or the Property (whether now owned or hereafter acquired) of any of its Significant Subsidiaries, to any Person; or (b) consolidate with or merge into, or permit any Significant Subsidiary to consolidate with or merge into, any other corporation or entity, unless the Borrower or a Significant Subsidiary is the surviving entity and has a Tangible Net Worth equal to or greater than Borrower or Significant Subsidiary prior to such consolidation or merger; (c) suffer or permit in whole or in part dissolution or liquidation of Borrower or any Significant Subsidiary (except in a transaction permitted by clause (b) immediately preceding and except, with regard to a Significant Subsidiary, but not with regard to the Borrower, in a transaction permitted by clause (a) immediately preceding); or (d) permit a reorganization or sale of securities that would cause Borrower to no longer maintain control of a Significant Subsidiary (other than any Significant Subsidiary subject to a transaction permitted under clauses (a), (b) or (c) immediately preceding).

         Section 7.07. Acquisitions. Without the written approval of Lender (which shall not be unreasonably withheld), acquire the assets of or the shares of an unrelated entity or form a joint venture (or partnership) with an unrelated entity, during the term hereof, provided, that the foregoing shall not apply to acquisitions (or joint ventures) in a business related to Borrower's current activities with a purchase price (or capital contribution) aggregating $10,000,000 or less in any twelve-month period. In the event Borrower shall request Lender to approve an acquisition or joint venture under this Section, Borrower shall supply to Lender at least fifteen (15) days prior to such acquisition or capital contribution, historical audited (if prepared) financial statements of the entity to be acquired (or the entity to be a joint venturer) for the two prior fiscal years, the most recent unaudited report of the entity to be acquired (or the entity to be a joint venturer), and revised internal projections of Borrower (on a consolidated basis) including the entity to be acquired (or joint venture) such other financial information reasonably requested by Lender.

         Section 7.08. Disposition of Assets. Dispose of any of its assets or any assets of any of its Significant Subsidiaries, other than as permitted under
Section 7.06, assets which are obsolete, insignificant or depleted, and other than in the ordinary course of Borrower's (or the respective Significant Subsidiary's, as applicable) present business upon terms not materially adverse to Borrower (or the applicable Significant Subsidiary), and in any event only for full and adequate consideration.

         Section 7.09. No Loans. Excepting loans approved by Lender in writing (Lender's response to a request by Borrower under this Section shall be delivered within fifteen (15) business days following receipt of Borrower's written request), make any loans, advances or extensions of credit to any person or entity, except for such loans, advances or extensions (i) set forth in the 10-K report of the Borrower dated December 31, 1993 and June 30, 1994, filed with the Securities and Exchange Commission and delivered to the Lender; and
(ii) loans aggregating $1,000,000 or less at any time.

         Section 7.10. Prepayments of Other Debts. Without the written consent of Lender (which consent will not be unreasonably withheld) prepay any Debt (excluding trade payables) to any Person.

         Section 7.11. Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person by which Borrower shall sell or transfer any Property (which in the aggregate shall exceed in value $500,000), whether now owned or hereafter acquired, and by which Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 7.12. Financial Covenants. On a consolidated basis for Borrower and its Subsidiaries:

                 (a) Maximum Debt to Tangible Net Worth. Permit the ratio of Debt to Tangible Net Worth to exceed .75 to 1.0 at any time from the Closing Date through December 31, 1995, and than .65 to 1.0 at any time after December 31, 1995 until the Maturity Date.

                 (b) Interest Coverage. Permit the ratio of its Net Income before interest, taxes, and rent under operating leases (as classified under current criteria of FASB No. 13) to its interest on all Debt and rents under operating leases to be less than 3.0 to 1.0, based upon a Trailing Four Quarter Basis (calculated on the last day of each Fiscal Quarter), from the Closing Date through the Maturity Date.

                  (c) Tangible Net Worth. Permit, at any time, Tangible Net Worth to be less than the following amounts for the periods indicated below:

                 Time Periods                Minimum Tangible Net Worth
                 ------------                --------------------------
         From the Closing Date
         through December 30, 1994                   $72,000,000

         From December 31, 1994
         through December 30, 1995           $85,000,000 plus Offering Proceeds received in any equity
                                             offerings, plus 50% of net earnings for the Fiscal Year
                                             ending December 31, 1995, less amounts paid under the Share
                                             Repurchase Plan (1994 Required Net Worth).

         From December 31, 1995
         through December 30, 1996           1994 Required Net Worth plus Offering Proceeds received in any equity offerings, plus 50% of net earnings for the Fiscal
                                             Year ending December 31, 1995 (1995 Required Net Worth)

         From December 31, 1996
         through December 30, 1997           1995 Required Net Worth plus Offering Proceeds received in any equity offerings, plus 50% of net earnings for the Fiscal
                                             Year ending December 31, 1996 (1996 Required Net Worth)

         From December 31, 1997
         to                                  Maturity 1996 Required Net Worth plus Offering Proceeds received in any equity offerings, plus 50% of net earnings for the Fiscal Year ending December 31, 1997

                  (d) Earnings. Fail to have positive earnings (pre-tax), measured on a Trailing Four Quarter Basis, and calculated on the last day of each Fiscal Quarter.

Article VIII.  Events of Default.

         Section 8.01. Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

                  (a) Borrower fails to make payment within ten (10) days of the due date of any payment of interest, principal or other amount(s) on the Note or due hereunder or under any of the Loan Documents; or

                 (b) Failure by Borrower to pay to Lender within ten (10) days from the due date thereof any principal, interest or other amount due on any other indebtedness of Borrower to Lender, now existing or hereafter owing or arising; or

                 (c) Should any representation or warranty contained herein or made by or furnished on behalf of Borrower or any of the Subsidiaries in connection herewith be false or misleading in any material respect as of the date made; or

                 (d) Failure to perform or observe any covenant, or agreement, duty or obligation (other than those for which an Event of Default is specifically listed in this Section 8.01, contained in this Agreement within thirty (30) days after Lender sends written notice to Borrower specifying such non-performance, however, an Event of Default under this Subsection (d) caused by force majure shall not constitute an Event of Default if Borrower is diligently engaged in curing such Event of Default; or

                 (e) A Receiver, custodian, liquidator, or trustee of Borrower or of any Significant Subsidiary, or of any of its respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower or any Significant Subsidiary is adjudicated bankrupt or insolvent; or any of the Property of Borrower or any Significant Subsidiary is sequestered by court order or a petition is filed against Borrower and/or any Significant Subsidiary under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect (and if made involuntarily against Borrower or such Significant Subsidiary, without the consent or cooperation of Borrower or any Significant Subsidiary, is not dismissed within 90 days of the filing thereof) (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period except for the 90 days in which Borrower or the applicable Significant Subsidiary may obtain a dismissal of an involuntary bankruptcy petition, shall apply to this Subsection 8.01(e)); or

                 (f) Borrower or any Significant Subsidiary files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period, shall apply to this Subsection 8.01(f)); or

                 (g) Borrower or any Significant Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower (or any Significant Subsidiary) or of all or any part of its Properties (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period, shall apply to this Subsection 8.01 (g));

                 (h) If final judgment for the payment of money in excess of $5,000,000 (in any twelve-month period during the term hereof) is rendered by any court or other governmental authority against Borrower unless such judgment is covered by insurance in excess of such amount; or

                 (i) A default under the Negative Pledge Agreement.

         Section 8.02. Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(e) and 8.01(f): (i) Lender may declare the entire principal amount of all

Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) at Lender's sole discretion and option, all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing; or (iii) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

     Upon the happening of any event specified in Section 8.01(e) and Section 8.01(f): (i) all Indebtedness, including all principal. accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing; or (iii) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

         Section 8.03. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have accelerated the Indebtedness or made any demand under this Agreement or the Notes and although such obligations may be unmatured.

Article IX.  General Provisions.

         Section 9.01. Notices. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

                  (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Lender in writing:

                                  Sofamor Danek Group, Inc.
                                  1800 Pyramid Place
                                  Memphis, TN 38132
                                  Attn: Mr. Jack B. Pearson, Jr.

                                  With a copy to    Mr. J. Mark Merrill
                                                    Mr. Richard E. Duerr, Jr.

                 (b) if to Lender, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                                                      with a copy to:

         Third National Bank in Nashville     Third National Bank in Nashville
         6000 Poplar Avenue, Suite 145        201 Fourth Avenue, North
         Memphis, Tennessee  38119            Nashville, Tennessee 37219
         Attn:  Bryan Ford                    Attn:  Mr. J.H. Miles
         Department:  Regional                Department:  Regional

Any communication so addressed and mailed by certified mail shall be deemed to be given three (3) days after such mailing.

         Section 9.02. Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

                 (a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

                 (b) Lender, within a reasonable time, will send a written notice to Borrower, signed by an authorized officer of Lender, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Lender. Lender's failure to provide such written notice shall be deemed a refusal of such request.

         Section 9.03. Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

         Section 9.04. Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing.

         Section 9.05. Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. In the event that Lender sells participations in Indebtedness to participating lenders, each of such participating lenders shall have the rights of set-off against such Indebtedness and similar rights or Liens to the same extent available to Lender, except as otherwise provided in this Agreement.

         Section 9.06. Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Indebtedness shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Indebtedness originally represented by any part of such other Indebtedness.

         Section 9.07. Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Lender may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

         Section 9.08. Cumulative Rights. Rights and remedies of Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.09. Construction. This Agreement, the Note, and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         Section 9.10. Nature of Commitment. With respect to the Loan and the Advances, Lender's obligation to make the Loan or any Advances shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

         Section 9.11. Governance; Exhibits. The terms of this Agreement shall govern if determined to be in conflict with the terms or provisions in any other Loan Document. The exhibits attached to this Agreement are incorporated in this Agreement and shall be considered a part of this Agreement except that in the event of any conflict between an exhibit and this Agreement or another Loan Document, the provisions of this Agreement or the Loan Document, as the case may be, shall prevail over the exhibit.

         Section 9.12. Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits to this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

         Section 9.13. Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         Section 9.14. Remedies. All remedies for which this Agreement and all other Loan Documents provide for Lender shall be in addition to all other remedies available to Lender under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

         Section 9.15. Application of Prepayments. Prepayments shall be applied at Lender's sole discretion (i) first to accrued interest under any of the Obligations as determined by Lender and (ii) second to reduce principal of any of the Obligations, all in such manner as determined by Lender.

         Section 9.16. Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender) incurred by

Lender in connection with the preparation of the Loan Documents or the enforcement, or protection of Lender's rights under the Loan Documents. In addition, Borrower agrees to pay, and to hold Lender harmless from all liability for, any taxes (excluding taxes levied or apportioned upon Lender's income, revenues, or assets) which may be payable in connection with the execution or delivery of this Agreement, the Advances, or the issuance of the Note or any other Loan Documents. Borrower, upon request, promptly will reimburse Lender for all amounts expended, advanced, or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to protect the Properties or business of Borrower or to collect the obligations, or to enforce the rights of Lender under this Agreement or any other Loan Document, which amounts will include all court costs, attorney's fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

         Section 9.17. Governing Law; Consent to Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Nashville, Tennessee. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that any Tennessee state courts sitting in Davidson County, Tennessee, or, at Lender's option, the United States District Court for the Middle District of Tennessee, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining to this Agreement.

         Section 9.18. Counterparts. This Agreement may be executed by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart; each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

         Section 9.19. Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

         Section 9.20. Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned, by and through their duly authorized officers execute this Loan Agreement as of the day and date first set forth above.


                                 BORROWER:

                                 SOFAMOR DANEK GROUP, INC.



                                 By: /s/ James J. Gallogly
                                     -----------------------------------------

                                 Title: President and Chief Operating Officer
                                       ---------------------------------------


                                 LENDER:

                                 THIRD NATIONAL BANK IN NASHVILLE


                                 By: /s/ Bryan W. Ford
                                    ------------------------------------------

                                 Title: Assistant Vice President
                                       ---------------------------------------

                          AMENDMENT TO LOAN AGREEMENT

         THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into by and between SOFAMOR DANEK GROUP, INC., an Indiana corporation ("Borrower") and THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("Lender"), to be effective as of June 30, 1995.


                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender previously entered into that certain loan agreement dated as of October 14, 1994 (the "Loan Agreement"), in connection with a certain credit facility from Lender to Borrower in the original principal amount of up to $40,000,000 as described therein; and

         WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement, as set forth herein; and

         WHEREAS, subject to certain terms and conditions, Lender has agreed to make certain amendments to the Loan Agreement as described herein; and

         WHEREAS, the parties desire to amend the Loan Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

         1. Subsection 7.12(a) of the Loan Agreement, the "Maximum Debt to Tangible Net Worth" section, is deleted.

         2. Subsection 7.12(b) of the Loan Agreement, the "Interest Coverage" section, is re-lettered as subsection 7.12(a) and is amended and restated to read as follows:

                 (a) EBITDA to Debt Service. Permit its ratio of EBITDA to Debt Service to be less than 1.0 to 1.0 measured on a Trailing Four-Quarter Basis (calculated on the last day of each Fiscal Quarter), beginning with the Fiscal Quarter ending June 30, 1995, through the Maturity Date.

                 As used herein, "EBITDA" means Earnings before interest, taxes, depreciation and amortization, and "Earnings" means net income as such term is used in accordance with GAAP, less the one-time charge to net income taken by the Borrower for the Fiscal Quarter ended March 31, 1995 due to Borrower's acquisition and licensing of technology from Genetics Institute, Inc. ("GI") pursuant to the terms of a certain Deal Summary dated February of 1995.

                 Also as used herein, "Debt Service" means all amounts payable or to be paid during the twelve months following any date of measurement, in connection with debt and capitalized lease obligations of the Borrower or its Subsidiaries, including without limitation notes payable, short-term obligations, current maturities of long-term debt and capitalized lease obligations, plus interest, fees and expenses on any of the foregoing, plus all Indebtedness outstanding from time to time (including without limitation interest, fees and expenses).

         3. Subsection 7.12(c) of the Loan Agreement, the "Tangible Net Worth" section, is re-lettered as subsection 7.12(b) and is amended by changing the reference therein to the amount "$85,000,000" (appearing in the Minimum Tangible Net Worth column for the period December 31, 1994 through December 30, 1995) to read: "$70,000,000". The other provisions in such subsection shall remain unchanged.

         4. Subsection 7.12(d) of the Loan Agreement is re-lettered as subsection 7.12(c) but is otherwise unchanged.

         5. Except as amended herein, all other terms, provisions, agreements, covenants, representations and warranties in the Loan Agreement shall remain in full force and effect, and Borrower hereby reaffirms all of its duties, obligations, covenants, agreements, representations and warranties in the Loan Agreement and the other documents executed and delivered from time to time in connection therewith and/or in connection with any indebtedness or obligation of Borrower to Lender, direct or contingent, in existence from time to time.

         6. Borrower represents that its acquisition and licensing of technology from Genetics Institute, Inc. ("GI") was made in accordance with the terms of the Deal Summary dated February, 1995 and disclosed to Lender.

         7. Borrower represents, warrants and covenants that no Event of Default has occurred and is continuing under the Loan Agreement and that no event has occurred and no claim, offset, defense or other condition exists that would relieve Borrower of any of its obligations to the Lender under the Loan Agreement, as amended hereby.

         8. Borrower reaffirms its representations and represents that all such representations and warranties set forth in the Loan Agreement are true and correct as of the date of this Amendment.

         9.  This Amendment shall be governed by Tennessee law.

         10. Borrower represents that the execution and performance of this Amendment have been duly authorized by all necessary and appropriate corporate action.

         11. This Amendment shall not become effective until the execution hereof by both parties.

         IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date set forth above.


LENDER:                                    BORROWER:

THIRD NATIONAL BANK IN NASHVILLE           SOFAMOR DANEK GROUP, INC.


By:  /s/ Bryan W. Ford                     By:    /s/ J. Mark Merrill
   -------------------------------              -------------------------------

Title:   Assistant Vice President          Title: Vice President and Treasurer
       ---------------------------                -----------------------------

                       SECOND AMENDMENT TO LOAN AGREEMENT
         AND FIRST AMENDMENT TO REVOLVING CREDIT AND OPTIONAL TERM NOTE

         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND FIRST AMENDMENT TO REVOLVING CREDIT AND OPTIONAL TERM NOTE (this "Amendment") is entered into this the 11th day of October, 1995 by and between SOFAMOR DANEK GROUP, INC., an Indiana corporation ("Borrower") and THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("Lender").


                                   RECITALS:

         A. Borrower and Lender previously entered into that certain loan agreement dated as of October 14, 1994 (as amended, the "Loan Agreement"), in connection with a certain credit facility from Lender to Borrower in the original principal amount of up to $40,000,000, and in connection therewith Borrower executed that certain Revolving Credit and Optional Term Note (the "Note") in the principal amount of up to $40,000,000.

         B. Borrower and Lender previously executed that certain Amendment to Loan Agreement (the "First Amendment") effective June 30, 1995.

         C. Borrower and Lender have agreed to further amend the Loan Agreement and to amend the Note as set forth herein in order to extend the maturity thereof.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

         1. Article I of the Loan Agreement concerning "Definitions" is amended by the deletion of the reference to "October 15, 1995," under the definition of "Maturity Date," and "October 15, 1996" is inserted in lieu thereof as the new Maturity Date.

         2. The Note is amended by changing the reference therein to "October 15, 1995" as the Maturity Date to read "October 15, 1996" as the new Maturity Date.

         3. Except as specifically amended herein, all other terms and provisions in the Loan Agreement and the Note shall remain in full force and effect.

         4. Borrower represents, warrants and covenants that no Event of Default has occurred and is continuing under the Loan Agreement and that no event has occurred and no claim, offset, defense or other condition exists that would relieve Borrower of any of its obligations to the Lender under the Loan Agreement, as amended hereby.

         5.  This Amendment shall be governed by Tennessee law.

         6. Borrower represents that the execution and performance of this Amendment have been duly authorized by all necessary and appropriate corporate action.

         7.  This Amendment may be executed in multiple counterparts.

         IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.



                                BORROWER:
                                --------

                                SOFAMOR DANEK GROUP, INC.


                                By:    /s/ J. Mark Merrill
                                     ---------------------------------------

                                Title:    Vice President and Treasurer
                                        ------------------------------------



                                LENDER:
                                ------

                                THIRD NATIONAL BANK IN NASHVILLE


                                By:    /s/ Bryan W. Ford
                                     ---------------------------------------

                                Title:    Vice President
                                        ------------------------------------

                       THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT (the "Amendment") is entered into this the 1st day of August, 1996 by and between SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Borrower") and SUNTRUST BANK, NASHVILLE, N.A., formerly Third National Bank in Nashville, a national banking association (the "Lender").

                                   RECITALS:

         A. Borrower and Lender previously entered into that certain loan agreement dated as of October 14, 1995 (as amended from time to time, the "Loan Agreement"), in connection with a certain credit facility from Lender to Borrower in the original principal amount of up to $40,000,000. Borrower and Lender amended the Loan Agreement pursuant to an Amendment to Loan Agreement effective June 30, 1995. Borrower and Lender further amended the Loan Agreement pursuant to a Second Amendment to Loan Agreement and First Amendment to Revolving Credit Optional Term Note dated October 11, 1995.

         B. In connection with the execution of the Loan Agreement, the Borrower executed that certain Revolving Credit and Optional Term Note (as amended from time to time, the "Note") in the original principal amount of $40,000,000. The Note was amended pursuant to the Second Amendment to Loan Agreement and First Amendment to Revolving Credit and Optional Term Note dated October 11, 1995.

         C. Concurrently herewith the Borrower and Lender have amended the Note pursuant to a Second Amendment to Revolving Credit and Optional Term Note dated as of the date hereof.

         D. Borrower and Lender have agreed to make certain amendments to the Loan Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Section 1 of the Loan Agreement concerning "Definitions," is amended as follows:

         The term "Maturity Date" is deleted and the following is substituted in lieu thereof to extend the maturity of the Loan:

                          "Maturity Date" means October 15, 1997 with repect to
                 the Revolving Credit Loan (unless the Maturity Date is extended in writing by the Lender) and with respect to a Term Loan, the 1, 2 or 3-year period elected by Borrower in writing pursuant to the provisions of Section 2.02 herein.

         The term "Maximum Amount" is deleted and the following is substituted in lieu thereof to increase the principal amount available under the Loan Agreement to $50,000,000:

                          "Maximum Amount" means the principal amount of
                 $50,000,000, which is the maximum principal amount that may be outstanding at any time under the Loan.

         The term "Note" is deleted and the following is substituted in lieu thereof, with the Exhibit A to the Loan Agreement being amended accordingly to increase the principal amount to $50,000,000:

                          "Note" means that certain Promissory Note in the form
                 set forth in Exhibit A hereto in the principal amount of up to $50,000,000, including all amendments, extensions, increases and restatements thereto and thereof, and all replacements and substitute notes therefor.

         The term "Significant Subsidiary" is amended by adding the following entities thereto:

                 Sofamor Danek Canada, Inc.
                 Sofamor Danek Nevada, Inc.
                 Surgical Navigation Technologies, Inc.
                 Sofamor Danek Benelux S.A.

2. Section 2.01 of the Loan Agreement concerning the "Revolving Credit Loan," is amended by deleting the reference therein to $40,000,000 and the term "$50,000,000" is substituted in lieu thereof.

3. Section 7.01(g) of the Loan Agreement concerning "Debts, Guaranties, and Other Obligations," is amended to delete the reference therein to $5,000,000, and the term "$15,000,000" is substituted in lieu thereof.

4. Section 7.09 concerning "No Loans," is amended to delete the reference therein to $1,000,000 and the term "$2,000,000" is substituted in lieu thereof.

5. Except as amended herein, all other terms, provisions, agreements, covenants, representations and warranties in the Loan Agreement shall remain in full force and effect, and Borrower hereby reaffirms all of its duties, obligations, covenants, agreements, representations and warranties in the Loan Agreement.

6. Borrower represents, warrants and covenants that no Event of Default has occurred and is continuing under the Loan Agreement and that no event has occurred or other condition exists that would relieve Borrower of any of its obligations to the Lender under the Loan Agreement, as amended.

7.       This Amendment shall be governed by Tennessee law.

8. Borrower represents that the execution and performance of this Amendment have been duly authorized by all necessary and appropriate corporate action.

9.       This Amendment may be executed in multiple counterparts.

         IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date set forth above.


LENDER:                                BORROWER:
------                                 --------

SUNTRUST BANK, NASHVILLE, N.A.         SOFAMOR DANEK GROUP, INC.


By:    /s/ Bryan W. Ford               By:    /s/ J. Mark Merrill
     -------------------------              --------------------------------


Title:    Vice President               Title:   Vice President and Treasurer
        ----------------------                ------------------------------

                       FOURTH AMENDMENT TO LOAN AGREEMENT

         THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Amendment") is entered into this the 31st day of January, 1997 by and between SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Borrower") and SUNTRUST BANK, NASHVILLE, N.A., a national banking association (the "Lender").

                                   RECITALS:

         A. Borrower and Lender previously entered into that certain loan agreement dated as of October 14, 1994 (as amended from time to time, the "Loan Agreement"), in connection with a certain credit facility from Lender to Borrower in the original principal amount of up to $40,000,000. Borrower and Lender amended the Loan Agreement pursuant to an Amendment to Loan Agreement effective June 30, 1995. Borrower and Lender further amended the Loan Agreement pursuant to a Second Amendment to Loan Agreement and First Amendment to Revolving Credit Optional Term Note dated October 11, 1995. Borrower and Lender further amended the Loan Agreement pursuant to a Third Amendment to Loan Agreement dated August 1, 1996.

         B. In connection with the execution of the Loan Agreement, the Borrower executed that certain Revolving Credit and Optional Term Note (as amended from time to time, the "Note") in the original principal amount of $40,000,000. The Note was amended pursuant to the Second Amendment to Loan Agreement and First Amendment to Revolving Credit and Optional Term Note dated October 11, 1995, and further amended pursuant to the Second Amendment to Revolving Credit and Optional Term Note dated August 1, 1996.

         C. Concurrently herewith the Borrower and Lender have amended the Note pursuant to a Third Amendment to Revolving Credit and Optional Term Note dated as of the date hereof.

         D. Borrower and Lender have agreed to make certain amendments to the Loan Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Section 1 of the Loan Agreement concerning "Definitions," is amended as follows:

         The definition of "EBITDA" is added as follows:

                           "EBITDA" means Earnings before interest expense,
                  taxes, depreciation and amortization, all calculated on a consolidated basis in accordance with GAAP. The term "Earnings" shall mean net income on a consolidated basis as such term is determined in accordance with GAAP, excluding the one-time deduction of a reserve for litigation expenses in an amount of $50,000,000 in the Fiscal Quarter ending December 31, 1996.

         The term "Funded Debt" is added as follows:

                          "Funded Debt" means, without duplication, the sum of
                 (a) all indebtedness of Borrower and its Subsidiaries on a consolidated basis for borrowed money, (b) all purchase money indebtedness of Borrower and its Subsidiaries, (c) the principal portion of all obligations of Borrower and its Subsidiaries under capital leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers's acceptance facilities created for the account of Borrower or its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all guaranty obligations of Borrower and its Subsidiaries, (f) all Funded Debt of any partnership, limited liability company or unincorporated joint venture to the extent that Borrower or any of its Subsidiaries is legally obligated with respect thereto, net of any assets of such partnership, limited liability company or joint venture and (g) liability under any bond, indenture, note or similar instrument. Funded Debt shall exclude existing notes payable by Borrower to Genetics Institute and that certain Non-Negotiable, Subordinated Convertible Note dated January 11, 1994 executed by Borrower in favor of Gary K. Michelson.

         The term "Maximum Amount" is deleted and the following is substituted in lieu thereof to increase the principal amount available under the Loan Agreement to $60,000,000:

                          "Maximum Amount" means the principal amount of
                 $60,000,000, which is the maximum principal amount that may be outstanding at any time under the Loan.

         The term "Note" is deleted and the following is substituted in lieu thereof, with the Exhibit A to the Loan Agreement amended accordingly to increase the principal amount to $60,000,000:

                          "Note" means that certain Promissory Note in the form
                 set forth in Exhibit A hereto in the principal amount of up to $60,000,000, including all amendments, extensions, increases and restatements thereto and thereof, and all replacements and substitute notes therefor.

2. Section 2.01 of the Loan Agreement concerning the "Revolving Credit Loan," is amended by deleting the reference therein to $50,000,000 and the term "$60,000,000" is substituted in lieu thereof.

3. Section 7.12 of the Loan Agreement concerning "Financial Covenants" is deleted, and the following is substituted in lieu thereof:

                          Section 7.12 Financial Covenants. On a consolidated
                 basis for Borrower and its Subsidiaries:

                          (a) Ratio of Funded Debt to EBITDA. Permit its ratio of Funded Debt to EBITDA (measured on a Trailing Four-Quarter Basis) to be more than 1.0 to 1.0, determined on the last day of each Fiscal Quarter.

                          (b) Tangible Net Worth. Permit, at any time, Tangible Net Worth to be less than the following amounts for the periods indicated below:

                 Time Periods                   Minimum Tangible Net Worth
                 ----------------------------------------------------------
                 From December 31, 1996
                 through December 30, 1997      $50,000,000

                 From December 31, 1997
                 through December 30, 1998      $50,000,000 plus Offering
                                                Proceeds received in any equity
                                                offerings, plus 50% of net
                                                earnings for the Fiscal Year
                                                ending December 31, 1997 (1997
                                                Required Net Worth).

                 From December 31, 1998
                 through December 30, 1999      1997 Required Net Worth plus
                                                Offering Proceeds received in
                                                any equity offerings, plus 50%
                                                of net earnings for the Fiscal
                                                Year ending December 31, 1998
                                                (1998 Required Net Worth)

                 From December 31, 1999
                 through December 30, 2000      1998 Required Net Worth plus
                                                Offering Proceeds received in
                                                any equity offerings, plus 50%
                                                of net earnings for the Fiscal
                                                Year ending December 31, 1999
                                                (1999 Required Net Worth)

                 From December 31, 2000
                 to                             Maturity 1999 Required Net Worth
                                                plus Offering Proceeds received
                                                in any equity offerings, plus
                                                50% of net earnings for the
                                                Fiscal Year ending December 31,
                                                2000

                          (c)     Earnings. Fail to have net income of
                 $5,000,000 for any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 1997.

4. The amendments set forth in Section 3 of this Amendment shall be effective as of December 31, 1996. All other amendments set forth herein shall be effective as of the date of this Amendment.

5. Except as amended herein, all other terms, provisions, agreements, covenants, representations and warranties in the Loan Agreement shall remain in full force and effect, and Borrower hereby reaffirms all of its duties, obligations, covenants, agreements, representations and warranties in the Loan Agreement.

6. Borrower represents, warrants and covenants that no Event of Default has occurred and is continuing under the Loan Agreement and that no event has occurred or other condition exists that would relieve Borrower of any of its obligations to the Lender under the Loan Agreement, as amended.

7.       This Amendment shall be governed by Tennessee law.

8. Borrower represents that the execution and performance of this Amendment have been duly authorized by all necessary and appropriate corporate action.

9.       This Amendment may be executed in multiple counterparts.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


LENDER:                                 BORROWER:
------                                  --------

SUNTRUST BANK, NASHVILLE, N.A.          SOFAMOR DANEK GROUP, INC.


By:    /s/ Bryan W. Ford                By:    /s/ J. Mark Merrill
     -------------------------               ---------------------------------


Title:  Vice President                  Title:   Vice President and Treasurer
        ----------------------                 -------------------------------